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                             INNOPET BRANDS CORP.
                       (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

               INCEPTION (JANUARY 11, 1996) TO AUGUST 31, 1996

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
Net loss ........................................................................      $(3,520,220)
                                                                                       ===========
Weighted average common shares outstanding ......................................        1,298,423
Adjustments to reflect requirements of the Securities and Exchange Commission
  SAB 83:
     Common stock issued to Parent and officers and employees within the period .          579,955
                                                                                       -----------
Total weighted average common shares and equivalents ............................        1,878,378
                                                                                       ===========
Net loss per common share .......................................................      $     (1.87)
                                                                                       ===========
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